COLLIERS PINKARD

6996 Columbia Gateway Drive
Suite 203
Columbia, MD 21046-3304
Tel 410-964-1100
Fax 410-964-5712
www.collierspinkard.com

SENT VIA FEDERAL EXPRESS

September 15, 2005

Mr. Michael Hahn
Applied Signal Technology, Inc.
400 W. California Avenue
Sunnyvale, CA 94086

RE: 470 SPRING PARK PLACE, HERNDON, VIRGINIA

Dear Mike:

Please find enclosed one (1) fully executed and original copy of the Second Amendment To Deed Of Lease by and between RREEF America REIT II Corp. VVV and Applied Signal Technology, Inc. for the lease extension of 15,250 rentable square feet in the above-referenced building in Herndon, Virginia.

On behalf of Colliers Pinkard, thank you for your continued confidence in utilizing our corporate real estate services here on the east coast.

Very truly yours,

COLLIERS PINKARD

Andrew J. Smith, CCIM
Senior Vice President/Principal

AJS:trp

Enclosure

cc: Brooks Brown – Spaulding & Slye Colliers
w/enclosure

J:\AJS\Word Files\LETTER\Applied Signal Second Lease Amendment (09 15 05).doc

SECOND AMENDMENT TO DEED OF LEASE

THIS SECOND AMENDMENT TO DEED OF LEASE (this "Amendment") is made as of August 31, 2005 between **RREEF AMERICA REIT II CORP. VVV**, a Maryland corporation ("Landlord"), and **APPLIED SIGNAL TECHNOLOGY, INC.**, a California corporation ("Tenant").

RECITALS:

WHEREAS, Landlord and Tenant are parties to that certain Deed of Lease dated September 24, 1991 between Tenant, as tenant, and TCW Realty Fund III Holding Company, a California corporation (predecessor-in-interest to Landlord), as landlord (the "Original Lease"), as amended by that First Amendment to Deed of Lease Agreement dated September 3, 1998, between Tenant, as tenant, and Trizechahn Spring Park/Sugarland Limited Partnership, a Virginia limited partnership (predecessor-in-interest to Landlord), as landlord (the "First Amendment"), pursuant to which Landlord leases to Tenant approximately fifteen thousand two hundred fifty (15,250) rentable square feet of space (the "Premises") known as "Suite 700" in the building located at 470 Spring Park Place, Herndon, Virginia (the "Building"). The Original Lease as amended by the First Amendment is hereinafter referred to as the "Current Lease"; and

WHEREAS, Landlord and Tenant desire to amend the Current Lease for the purpose of extending the term of the same as hereinafter provided.

NOW THEREFORE, for and in consideration of Ten Dollars ($10.00), the Recitals set forth above, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

1. Recitals Incorporated; Certain Defined Terms. The Recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section. Terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Current Lease. As used herein and in the Current Lease, the term "Lease" shall hereafter mean the Current Lease, as amended by this Amendment.

2. Section 2 of First Amendment /Extension of Term. Landlord and Tenant hereby acknowledge that the term of the Current Lease will expire on January 3, 2006. The term of the Lease is hereby extended by the five (5) year and two (2) month period beginning on January 4, 2006 (the "Second Extension Term Commencement Date") and ending on March 3, 2011 (such period of extension is hereinafter referred to as the "Second Extension Term").

3. Condition of Premises. Tenant accepts the Premises in its "as-is" condition existing as of the date of this Amendment.

4. Section 3 of First Amendment/Base Rent. Tenant shall continue to pay Base Rent in accordance with the terms of the Current Lease with respect to that portion of the term of the Lease ending on January 3, 2006. Notwithstanding anything to the contrary contained in Section 3 of the First Amendment, the Base Rent payable for the Premises during the Second Extension Term shall be as follows:

(i) for the one (1) year period beginning on the Second Extension Term Commencement Date, Base Rent shall be Two Hundred Seventeen Thousand Three Hundred Twelve and 50/100 Dollars ($217,312.50) per annum, payable in equal monthly installments of Eighteen Thousand One Hundred Nine and 38/100 Dollars ($18,109.38), calculated at the rate of Fourteen and 25/100 Dollars ($14.25) per rentable square foot in the Premises; and

(ii) on each anniversary of the Second Extension Term Commencement Date, the rate of annual Base Rent payable for the Premises shall be increased to one hundred three percent (103%) of the rate of annual Base Rent payable for the immediately preceding year.

With respect to each calendar month occurring during the Second Extension Term for which different rates of Base Rent shall apply in accordance with the foregoing terms of this Section, the Base Rent payable for the subject calendar month shall be prorated and calculated based on the number of days in such calendar month to which each such rate of Base Rent shall apply. Notwithstanding the foregoing, Tenant's obligation for the payment of Base Rent with respect to the period beginning on January 4, 2006 and ending on March 3, 2006 is hereby abated.

5. Option to Extend.

5.1 Option Right. Tenant shall have one (1) option to extend the Term (the "Option to Extend") for a period of five (5) years (the "Option Term"), which option shall, if at all, be exercisable by Tenant's delivery of notice to Landlord in accordance with Section 5.1.2 below, provided that Tenant is not in default under this Lease as of the date of delivery of such notice or on the date for the proposed commencement of the Option Term. The Option to Extend shall be personal to the original named Tenant under this Lease, shall be nontransferable and shall be exercisable by Tenant only if Tenant is in possession of the entire Premises. Upon the proper exercise of the Option to Extend, the then-current Term shall be extended for the Option Term and all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Option Term, except that (i) the annual rate of rent payable by Tenant for the Premises during the Option Term shall be as set forth below in this Section 5, and (ii) Tenant shall have no further right to extend the Term. If Tenant fails to timely and properly exercise the Option to Extend in accordance with this Section 5, the Option to Extend shall be of no further force or effect.

5.1.1 Option Rent. The annual rate of Annual Rent payable by Tenant for the Premises during the Option Term (the "Option Rent") shall be equal to the "Market Rental Rate" (as hereinafter defined) as determined by Landlord. The term "Market

Rental Rate" as used herein shall mean the annual rate of rent, including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality (including quality of build-out) to the Premises, for a period equal to the Option Term commencing on or about the commencement of the Option Term, which comparable space is located in the Building and in "Comparable Buildings" (as defined below). The Market Rental Rate may include, among other then prevailing components of rent, a fixed annual rent, rental payments based on a share of Building operating expenses and real estate taxes, periodic increases in rent to adjust for inflation, provided that in calculating the Market Rental Rate, all concessions offered such other tenants shall be taken into consideration including rental abatement concessions, if any, provided further that, in calculating the Market Rental Rate, no consideration shall be given to any period of rent abatement given such tenants in connection with the construction of improvements in such comparable space. In the event the rate of rent payable by a tenant for comparable space taken into consideration for purposes of determining the Market Rental Rate, was calculated based on a discount provided to such tenant under its subject lease (i.e., the rent or rate of rent was less than 100% of market), then, for the purposes of this Lease, the rate of rent payable by such tenant shall be grossed-up to be the market rate of rent otherwise payable by such tenant for the comparable space as if no discount were provided to such tenant. The term "Comparable Buildings" as used in this Lease, shall mean buildings which (i) are comparable to the Building in terms of quality, level of services, amenities, age and appearance, and (ii) are located in the Herndon submarket of Virginia.

5.1.2 **Exercise of Option.** The right set forth in this Section 5 shall be exercised by Tenant, if at all, by delivering notice to Landlord not more than twelve (12) months nor less than nine (9) months prior to the last day of the then-current Term. Within thirty (30) days after its receipt of such notice from Tenant, Landlord shall deliver notice (the "Option Rent Notice") to Tenant, setting forth the Option Rent which shall be payable during the Option Term. If Tenant wishes to object to the same, Tenant shall, within ten (10) business days after Tenant's receipt of the Option Rent Notice, deliver to Landlord notice of its objection to the Option Rent as determined by Landlord and also Tenant's Option Rent determination. If Tenant fails to timely deliver its notice of objection to the Option Rent as determined by Landlord, the Option Rent for the Option Term shall be as set forth in the Option Rent Notice delivered by Landlord with respect to the same. In the event Tenant timely and properly objects to the Option Rent set forth in the Option Rent Notice, Landlord and Tenant shall attempt to agree upon the Option Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement by that date which occurs twenty (20) business days following Landlord's receipt of Tenant's notice of objection to the Option Rent (the "Tenant Outside Agreement Date"), Tenant's prior exercise of the Option to Extend shall be deemed withdrawn and invalidated and the Option to Extend shall be null and void. If Landlord and Tenant reach agreement on the Option Rent within the above-referenced twenty (20) business day period, then the Term shall be extended for the Option Term and all other terms, covenants and conditions of this Lease shall continue in full force and effect during the Option Term, except that the annual rent paid by Tenant for the Premises during the Option Term shall be the Option Rent determined by Landlord and Tenant shall have no further right to extend the Term.

6. **Tenant's Exterior Sign**. Landlord shall, at Landlord's expense, perform the following with respect to Tenant's existing exterior signage;

(i) trim back the vegetation around and/or blocking visibility of Tenant's exterior building signage; and

(ii) correct the spelling of Tenant's name on the monument sign (i.e. "Applied" not "Aplied").

7. **Inapplicable Provisions of Current Lease**. The terms of Section 4 (regarding an improvement allowance for the first Extension Term) and Section 12 (regarding broker compensation) of the First Amendment and the terms of Section 1.18 (captioned "Moving Allowance"), Section 7.7 (captioned "Cap Annual Increases of PCAM"), Section 13.1 (captioned "Initial Construction"), Section 27.3 (captioned "Brokers"), and Exhibit B (Work Agreement) of the Original Lease, shall not apply to any portion of the term of the Lease beginning on the Second Extension Term Commencement Date and continuing thereafter. In confirmation of the intentions of the parties reflected in Section 9 of the First Amendment, the following Sections of the Original Lease were voided and of no further force or effect pursuant to Section 9 of the First Amendment: Section 27.23 (captioned "Right of First Refusal"); Section 27.24 (captioned "Option to Renew"); Section 27.25 (captioned "Expansion Option"); Section 27.26 (captioned "Contingency"); and Section 27.27 (captioned "Termination of Tenant's Current 9,200 Square Feet Lease Adjacent to 15,250 Square Foot Premises to be Leased").

8. **Section 6 of First Amendment/Section 1.15 of Original Lease/Landlord's Address**. Landlord's address for the delivery of Notices under the Lease shall be: RREEF America REIT II Corp. VVV, c/o RREEF Management Company, 8280 Greensboro Drive, Suite 550, McLean, Virginia 22102, Attn: Mr. Patrick N. Connell; with a copy to Watt, Tieder, Hoffar & Fitzgerald, L.L.P., 8405 Greensboro Drive, Suite 100, McLean, Virginia 22102, Attn: Thomas Galli.

9. **Section 8 of First Amendment/Section 5.2 of Original Lease/Address For Payment of Rent**. Notwithstanding the terms of Section 8 of the First Amendment, the address for payment of rent of the Lease is as follows: RREEF America REIT II Corp. VVV, 75 Remittance Drive, Suite 6742, Chicago, Illinois 60675-6742.

10. **Representations by Tenant**. Tenant hereby represents and warrants to Landlord that the following are true as of date hereof: (a) Tenant is a corporation duly formed and existing in good standing under the laws of the state of its organization; (b) Tenant is registered and duly authorized to do business as a foreign entity in the state in which the Premises is located; (c) Tenant owns and holds the entire leasehold interest of the tenant under the Lease; (d) Tenant has not assigned or encumbered its interest in the Lease or any part thereof; (e) there exists no sublease, license or other agreement relative to the use or occupancy of the Premises or any part thereof; and (f) Landlord has fulfilled all its obligations, if any, under the Current Lease with respect to the construction of improvements in the Premises. The representations and warranties set forth in this Section shall survive the expiration or earlier termination of the term of the

Lease. Tenant shall indemnify, protect, defend (with counsel approved by Landlord) and hold harmless Landlord from and against any and all losses, liabilities, damages, claims, demands, costs and expenses suffered or incurred by Landlord, directly or indirectly, in connection with any inaccuracy or breach of any representation or warranty of Tenant set forth in this Section.

11. Brokers. Landlord and Tenant hereby each represent and warrant to the other that it has had no dealings with any real estate broker, finder or agent in connection with this Amendment or the transaction contemplated hereby, other than Colliers Pinkerd, working in partnership with Spaulding & Slye who represented Tenant, and CB Richard Ellis, Inc., who represented Landlord (together, the "Brokers"), and that it knows of no other real estate broker, finder or agent who is entitled to a commission in connection with this Amendment. Landlord and Tenant each agree to indemnify, protect, defend and hold harmless the other from and against any and all losses, liabilities, damages, claims, demands, costs and expenses (including, without limitation, reasonable attorneys' fees) suffered or incurred by the other in connection with any leasing commissions or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, finder or agent other than the Brokers, in connection with this Amendment or the transaction contemplated hereby. Landlord shall be responsible for the payment of broker commissions to each of the Brokers for the transaction contemplated by this Amendment pursuant to separate agreements between Landlord and each of the Brokers.

12. Binding Effect. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option with respect to any of the matters addressed herein. This Amendment shall not be effective or binding unless and until fully executed and delivered by each of the parties hereto.

13. Entire Agreement. This Amendment contains the entire understanding of Landlord and Tenant with respect to the matters addressed herein, and no prior agreements or understandings between Landlord and Tenant relative to the matters addressed herein shall be effective after the execution of this Amendment.

14. Full Force and Effect. This Amendment amends the Current Lease and the terms and provisions hereof shall supersede and govern over any inconsistent terms or provisions contained in the Current Lease. All terms and provisions of the Current Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as amended hereby, constitute valid and binding obligations of Landlord and Tenant.

15. Authorization to Execute. Each individual executing this Amendment on behalf of Landlord or Tenant, respectively, represents and warrants that he/she is duly authorized to execute this Amendment on behalf of Landlord or Tenant, respectively.

16. Counterparts. This Amendment may be executed in multiple counterparts, each of which it shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Amendment which are transmitted by facsimile shall have the same binding effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal as of the date first written above.

WITNESS:

Print Name: Alice Delgado

TENANT:

APPLIED SIGNAL TECHNOLOGY, INC.,
a California corporation

By: ________________ (SEAL)
Print Name: GARY L. YANCEY
Its: PRESIDENT

WITNESS

Print Name: John Akre

LANDLORD:

RREEF AMERICA REIT CORP. VVV,
a Maryland corporation

By: RREEF Management Company,
a Delaware corporation, its authorized agent

By: ________________ (SEAL)
Patrick N. Connell
Vice President – Regional Director

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